UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Equity Incentive Agreements

On February 18, 2005, the Board of Directors, based on the recommendation of the Compensation Committee, approved a grant to certain officers, directors and other management employees of nonqualified stock options to purchase an aggregate of 175,600 shares of the Company’s common stock, par value $.01 per share (the “Company Common Stock”), at a price of $24.90, representing the closing price of the Company Common Stock as reported on the New York Stock Exchange on February 17, 2005, which the Board determined to be the fair market value of the Company Common Stock for the grant. In addition, the Board of Directors, based on the recommendation of the Compensation Committee, approved a grant to certain officers, directors and management employees of an aggregate of 58,600 restricted stock units which, upon vesting, convert on a one-to-one basis into 58,600 shares of Common Stock. The stock options and restricted stock unit awards were granted for the purpose of more closely aligning the interests of the grantees with the interests of the Company’s stockholders and providing an increased incentive for those individuals to work for the Company’s long-term success. Each of the named executive officers and directors who received stock option and/or restricted stock unit awards are identified below.

The stock option awards were granted pursuant to the 1999 Stock Option and Incentive Plan. Those awards given to directors vest in three equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant. Those awards given to officers and other management employees vest in five equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant. The restricted stock unit awards were granted pursuant to the 1999 Stock Option and Incentive Plan and they will vest in three equal annual installments beginning on the first anniversary of the date of grant. The form of Nonqualified Stock Option Agreement for Independent Directors, the form of Nonqualified Stock Option Agreement for Employees and the form of Restricted Stock Unit Award Agreement for Directors and Employees are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this Item 1.01 by reference.

The following named executive officers and directors are party to Nonqualified Stock Option Agreements and Restricted Stock Unit Award Agreements as grantees:

NAME	POSITION	# STOCK OPTIONS	#RESTRICTED STOCK UNITS
Jerome D. Brady	Director	1,500	500
Thomas E. Callahan	Director	1,500	500
Dewain K. Cross	Director	1,500	500
David F. Dietz	Director	1,500	500
Douglas M. Hayes	Director	1,500	500
Thomas E. Naugle	Director	1,500	500
David A. Bloss, Sr.	Officer	40,000	13,300
A. William Higgins	Officer	27,800	9,300
Kenneth W. Smith	Officer	14,200	4,700
Stephen J. Carriere	Officer	2,800	900
Alan J. Glass	Officer	3,300	1,100
Carl J. Nasca	Officer	7,600	2,500
Barry L. Taylor, Sr.	Officer	7,600	2,500
Alan R. Carlsen	Officer	8,200	2,700
Paul M. Coppinger	Officer	6,300	2,100

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We have previously, and may in the future, grant stock option awards and restricted stock unit awards under the 1999 Stock Option and Incentive Plan to our officers substantially in accordance with the terms of the form of Nonqualified Stock Option Agreement for Independent Directors, the form of Nonqualified Stock Option Agreement for Employees and the form of Restricted Stock Unit Award Agreement for Directors and Employees, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. A copy of the 1999 Stock Option and Incentive Plan was filed on form 10-12B/A, file # 000-26961, filed with the Securities and Exchange Commission on September 22, 1999 and is incorporated herein by reference as Exhibit 10.1.

Executive Officer Agreements

On February 15, 2005, the Company entered into an Indemnification Agreement and an Executive Change of Control Agreement with A. William Higgins in connection with Mr. Higgins’ recent appointment as Executive Vice President and Chief Operating Officer of the Company. The Indemnification Agreement is identical to the form of Indemnification Agreement previously entered into between the Company and each of its directors and executive officers. Generally, under the Indemnification Agreement, the Company, subject to certain exceptions (principally relating to a final court adjudication that Mr. Higgins has failed to act in good faith and in a manner he reasonably believed to be in the best interest of the Company) agrees to indemnify Mr. Higgins against all expenses and liabilities he may incur in the event he is made a party or threatened to be made a party to any judicial or administrative proceeding by virtue of his position with the Company. A copy of this Indemnification Agreement is attached hereto as Exhibit 10.4. Under the Change of Control Agreement, if a “change in control” (as defined in the Agreement) occurs and Mr. Higgins’ employment is terminated by the Company without cause or by Mr. Higgins with good reason within 12 months of such change in control, Mr. Higgins will receive a lump sum amount in cash equal to two times the sum of his then current base salary and highest bonus during the three preceding fiscal years, all of his stock options and stock-based awards will become immediately exercisable, he will be fully vested in any accrued benefit under the supplemental executive retirement plan and will be credited with an additional 24 months of benefit service under the supplemental plan. The Company will pay health insurance premiums for Mr. Higgins and his family for two years and the Company will continue to pay Mr. Higgins an automobile leasing allowance for two years. A copy of the Executive Change of Control Agreement is attached hereto as Exhibit 10.5.

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Item 2.02. Results of Operations and Financial Condition

On February 15, 2005, Circor International Inc. announced its financial results for the fiscal quarter and full year ended December 31, 2004. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, and earnings per share excluding special charges. Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. EBIT (defined as net income plus interest expense, net plus provision for income taxes), EBITDA (defined as net income plus interest expense, net plus provision for income taxes, plus depreciation and amortization) and earnings per share excluding special chares (defined as earnings per common share, excluding the impact of special charges, net of tax) is provided because management believes these measurements are commonly used by investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, and earnings per share excluding special charges, to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Nonqualified Stock Option Agreement for Independent Directors

10.2	Form of Nonqualified Stock Option Agreement for Employees

10.3	Form of Restricted Stock Unit Agreement for Employees and Directors

10.4	Indemnification Agreement with Andrew William Higgins

10.5	Executive Change of Control Agreement with Andrew William Higgins

99.1	Press Release Dated February 15, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 22, 2005		CIRCOR INTERNATIONAL, INC.

/S/ Kenneth W. Smith
	By:	Kenneth W. Smith
Vice President, Chief Financial Officer and Treasurer

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